Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Relations:

Anne Marshall

425.372.3464

amarshall@drugstore.com

Investor Relations:

The Blueshirt Group

Brinlea Johnson or Chris Danne

415-489-2189

brinlea@blueshirtgroup.com or chris@blueshirtgroup.com

drugstore.com, inc. Appoints Thère du Pont to

Sr. Vice President, Operations and Chief Financial Officer

BELLEVUE, WA – May 21, 2007 – drugstore.com, inc., (NASDAQ: DSCM) a leading online provider of health, beauty, vision, and pharmacy products, today announced the appointment of Thère du Pont as its senior vice president, operations and chief financial officer.

Previously, du Pont served in several key positions including president and chief financial officer of Wawa, Inc. The retailer operates more than 550 fresh food and fuel convenience stores in five Mid-Atlantic States. During his 13 years with the company, he led numerous financial and operational initiatives as the company grew from $800 million to more than $5 billion in annual revenues.

“Thère has an excellent finance and operational background in the fast-paced consumer retail business,” said Dawn Lepore, chief executive officer and chairman of the board, drugstore.com, inc. “We are very pleased that he is joining the company and I look forward to partnering with him as we continue to grow and expand adjusted EBITDA margins.”

“drugstore.com is an impressive company with a strong commitment to customers,” said Thère du Pont, senior vice president, operations and chief financial officer. “I am excited to work closely with Dawn and the executive team as the company continues to execute on its plan for growth.”

du Pont is a member of the board of directors of the DuPont Company, where he serves on the audit, compensation, and science and technology committees. He is also a trustee of the Children’s Hospital of Philadelphia and President of the Longwood Foundation.

du Pont received a bachelor of science degree in mechanical engineering and a masters in business administration from Stanford University.

About drugstore.com, inc.

drugstore.com, inc. (NASDAQ: DSCM) is a leading online provider of health, beauty, vision, and pharmacy products. The drugstore.com™ online store (www.drugstore.com) provides a convenient, private, and informative shopping experience that encourages consumers to purchase products essential to healthy, everyday living. The online store offers thousands of brand-name personal health care products at competitive prices; a full-service, licensed retail pharmacy; and a wealth of health-related information, buying guides, and other tools designed to help consumers make informed purchasing decisions. Consumers can personalize their shopping experiences with shopping lists, e-mail reminders for replenishing regularly used products, and private e-mail access to pharmacists for questions.

drugstore.com, inc. has been awarded the Verified Internet Pharmacy Practice Sites (VIPPS) certification by the National Association of Boards of Pharmacy (NABP) as a fully licensed facility exercising competent, safe pharmacy practices in compliance with federal and state laws and regulations.

Non-GAAP Measures

This press release contains references to adjusted EBITDA, which is a non-GAAP financial measure defined as earnings before interest, taxes, depreciation, and amortization of intangible assets and non-cash marketing expense, adjusted to exclude the impact of stock-based compensation expense.

Forward-looking Statements

This press release contains forward-looking statements regarding future events or the future financial and operational performance of drugstore.com, inc. Words such as “will,” “plan,” “continue,” and similar expressions, are intended to identify forward-looking statements. Forward-looking statements are based on current expectations, are not guarantees of future performance and involve assumptions, risks, and uncertainties. Actual performance may differ materially from those contained or implied in such forward-looking statements. Risks and uncertainties that could lead to such differences could include, among other things: effects of changes in the economy, changes in consumer spending, changes affecting the Internet, online retailing and advertising, difficulties establishing our brand, building a critical mass of customers, the unpredictability of future revenues and expenses and potential fluctuations in revenues and operating results, risks related to business combinations and strategic alliances, possible tax liabilities relating to the collection of sales tax, consumer trends, the level of competition, seasonality, the timing and success of expansion efforts, changes in senior management, risks related to systems interruptions, possible governmental regulation and the ability to manage a growing business. Additional information regarding factors that potentially could affect the business, financial condition and operating results of drugstore.com, inc. is included in the company’s periodic filings with the SEC on Forms 10-K, 10-Q and 8-K. drugstore.com, inc. expressly disclaims any intent or obligation to update any forward-looking statement, except as otherwise specifically stated by it.